Exhibit 99.1

•Reported third-quarter earnings and adjusted earnings of $5.6 billion or $14.08 per share
•Refining utilization of 98% with record Central Corridor processed inputs of 848 MBD
•Third-quarter record distillate yield of 41%; clean product yield of 86%
•Midstream fractionation volumes of 1 MMBD, wellhead volumes of 4.6 Bcf/D and 105% utilization at the Freeport LPG export dock
•Returned $2.8 billion to shareholders through dividends and share repurchases
•Decreased total debt by $2.0 billion to $18.5 billion; net debt by $3.8 billion to $12.7 billion

HOUSTON, October 28, 2026 – Phillips 66 (NYSE: PSX) announced third-quarter earnings.

“Phillips 66 delivered strong operating performance in the third quarter and is executing on its financial and operating commitments,” said Mark Lashier, chairman and CEO of Phillips 66. “Our integrated portfolio, commercial capabilities and focus on continuous improvement enable the company to create value for stakeholders.

“The company remains steadfast in its disciplined approach to capital allocation. We target returning more than 50% of net operating cash flow to shareholders and delivering attractive, sustainable dividend growth across commodity cycles. Our recently announced second dividend increase of 2026 reinforces the company’s commitment to prudent long-term returns of capital.”

Business Highlights

•Reached a final investment decision to move forward with the proposed Western Gateway Pipeline system with an expected in-service date in 2029.

•Chevron Phillips Chemical Company LLC progressed the Golden Triangle Polymers Project in Orange, Texas, and Ras Laffan Polymers Project in Qatar, with full operations for both expected in 2027.

•Progressed the Coastal Bend expansion project, with initial volumes expected in the fourth quarter of 2026 and full ramp-up to 350 MBD in early 2027.

•Delivered greater than $50 million of near-term synergies following the acquisition of the remaining 50% interest in WRB Refining LP on October 1, 2025.

Financial Results Summary
(in millions of dollars, except as indicated)

	3Q 2026	2Q 2026
Earnings	$5,616	3,847
Adjusted Earnings[1]	5,619	3,788
Adjusted EBITDA[1]	8,068	5,891
Earnings Per Share
Earnings Per Share - Diluted	14.08	9.55
Adjusted Earnings Per Share - Diluted[1]	14.08	9.41
Cash Flow from Operations	7,281	7,259
Cash Flow from Operations, Excluding Working Capital[1]	6,185	4,317
Capital Expenditures & Investments	680	726
Acquisitions, Net of Cash Acquired	—	113
Proceeds from Asset Dispositions	16	64
Return of Capital to Shareholders	2,777	887
Repurchases of Common stock	2,273	379
Dividends paid on Common stock	504	508
Cash and Cash Equivalents	5,848	4,099
Debt	18,530	20,565
Net Debt[1]	12,682	16,466
Debt-to-Capital Ratio	34%	39%
Net Debt-to-Capital Ratio[1]	26%	33%
[1] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.

Segment Financial and Operating Highlights
(in millions of dollars, except as indicated)

	3Q 2026	2Q 2026	Change
Earnings (Loss)[1]	$5,616	3,847	1,769
Midstream	702	785	(83)
Chemicals	311	404	(93)
Refining	6,031	3,062	2,969
Marketing and Specialties	245	583	(338)
Renewable Fuels	191	544	(353)
Corporate and Other	(372)	(407)	35
Income tax expense	(1,469)	(1,092)	(377)
Noncontrolling interests	(23)	(32)	9

Adjusted Earnings (Loss)[1,2]	$5,619	3,788	1,831
Midstream	702	785	(83)
Chemicals	311	404	(93)
Refining	6,060	3,086	2,974
Marketing and Specialties	245	514	(269)
Renewable Fuels	191	544	(353)
Corporate and Other	(372)	(407)	35
Income tax expense	(1,495)	(1,106)	(389)
Noncontrolling interests	(23)	(32)	9

Adjusted EBITDA[2]	$8,068	5,891	2,177
Midstream	977	1,046	(69)
Chemicals	423	528	(105)
Refining	6,278	3,307	2,971
Marketing and Specialties	320	580	(260)
Renewable Fuels	215	568	(353)
Corporate and Other	(145)	(138)	(7)

Operating Highlights
NGL Pipeline Throughput - Y-Grade to Market (MBD)[3]	982	943	39
NGL Fractionated (MBD)	1,003	1,020	(17)
Chemicals Global O&P Capacity Utilization	92%	91%	1%
Refining
Turnaround Expense	79	123	(44)
Realized Margin ($/BBL)[2]	38.00	24.08	13.92
Crude Capacity Utilization	98%	96%	2%
Clean Product Yield	86%	86%	—%
Renewable Fuels Produced (MBD)	47	53	(6)
[1] Segment reporting is pre-tax.
[2] Represents a non-GAAP financial measure. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release.
[3] Represents volumes delivered to fractionation hubs, including Mont Belvieu, Sweeny and Conway. Includes 100% of DCP Midstream Class A Segment and Phillips 66's direct interest in DCP Sand Hills Pipeline, LLC and DCP Southern Hills Pipeline, LLC.

Third-Quarter 2026 Financial Results

Reported earnings were $5.6 billion for the third quarter of 2026 versus $3.8 billion in the second quarter of 2026. Third-quarter earnings included a pre-tax special item adjustment of ($29) million in the Refining segment. Adjusted earnings for the third quarter were $5.6 billion versus adjusted earnings of $3.8 billion in the second quarter of 2026.

•Midstream pre-tax income decreased compared with the second quarter mainly due to lower margins associated with gas transportation.

•Chemicals pre-tax income decreased compared with the second quarter mainly due to lower polyethylene margins, partially offset by higher polyethylene volumes and lower costs.

•Refining adjusted pre-tax income increased compared with the second quarter mainly due to higher realized margins and volumes. Margins were primarily driven by an increase in market crack spreads.

•Marketing and Specialties adjusted pre-tax income decreased compared with the second quarter mainly due to lower global marketing fuel margins, primarily driven by a rising price environment.

•Renewable Fuels pre-tax income decreased compared with the second quarter mainly due to lower margins, including inventory impacts, as well as higher costs.

•Corporate and Other pre-tax loss decreased compared with the second quarter mainly due to lower net interest expense, partially offset by higher employee-related costs.

As of September 30, 2026, the company had $5.8 billion of cash and cash equivalents and $6.4 billion of committed capacity available under credit facilities.

Investor Webcast

Members of Phillips 66 executive management will host a webcast at noon ET to provide an update on the company’s strategic initiatives and discuss the company’s third-quarter performance. To access the webcast and view related presentation materials, go to phillips66.com/investors and click on “Events & Presentations.” For detailed supplemental information, go to phillips66.com/supplemental.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Texas, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

- # # # -

Investor Relations
investorrelations@p66.com

Media Relations
phillips66media@p66.com

Use of Non-GAAP Financial Information—This news release includes the terms “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted EBITDA,” “adjusted earnings per share,” “adjusted controllable cost,” “cash from (used in) operations, excluding working capital,” “realized refining margin,” “net debt,” and “net debt-to-capital ratio.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measure are included within this release. References in the release to earnings refer to net income attributable to Phillips 66. References in the release to return of capital to shareholders refer to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock.

Basis of Presentation— Phillips 66 and Refining results included herein through September 30, 2025, include our proportional share of WRB Refining LP (“WRB”) equity earnings and beginning October 1, 2025, includes 100% of Borger Refinery and Wood River Refinery consolidated due to the acquisition of the remaining 50% of WRB.

Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995—This news release contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects; fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets; damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including war and armed hostilities, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Earnings (Loss)
	Millions of Dollars
	2026			2025
	3Q	2Q	Sep YTD	3Q	Sep YTD
Midstream	$702	785	2,078	697	2,179
Chemicals	311	404	829	176	309
Refining	6,031	3,062	9,301	(518)	(1,096)
Marketing and Specialties	245	583	667	251	2,104
Renewable Fuels	191	544	694	(43)	(361)
Corporate and Other	(372)	(407)	(1,230)	(364)	(1,168)
Pre-Tax Income	7,108	4,971	12,339	199	1,967
Less: Income tax expense	1,469	1,092	2,602	32	366
Less: Noncontrolling interests	23	32	67	34	104
Phillips 66	$5,616	3,847	9,670	133	1,497

Adjusted Earnings (Loss)
	Millions of Dollars
	2026			2025
	3Q	2Q	Sep YTD	3Q	Sep YTD
Midstream	$702	785	2,078	697	2,111
Chemicals	311	404	800	176	309
Refining	6,060	3,086	9,354	430	(115)
Marketing and Specialties	245	514	618	477	1,402
Renewable Fuels	191	544	694	(43)	(361)
Corporate and Other	(372)	(407)	(1,230)	(364)	(1,102)
Pre-Tax Income	7,137	4,926	12,314	1,373	2,244
Less: Income tax expense	1,495	1,106	2,640	314	519
Less: Noncontrolling interests	23	32	67	34	95
Phillips 66	$5,619	3,788	9,607	1,025	1,630

Exhibit 99.1

	Millions of Dollars
	Except as Indicated
	2026			2025
	3Q	2Q	Sep YTD	3Q	Sep YTD
Reconciliation of Consolidated Earnings to Adjusted Earnings
Consolidated Earnings	$5,616	3,847	9,670	133	1,497
Pre-tax adjustments:
Impairments[1]	29	—	29	948	969
Net gain on asset dispositions[2]	—	(110)	(110)	(15)	(1,011)
Lower-of-cost-or-market inventory adjustments	—	—	(29)	—	—
Legal accrual[3]	—	65	85	241	274
Professional advisory fees	—	—	—	—	45
Tax impact of adjustments[4]	(7)	(14)	(19)	(282)	(122)
Other tax impacts	(19)	—	(19)	—	(31)
Noncontrolling interests	—	—	—	—	9
Adjusted earnings	$5,619	3,788	9,607	1,025	1,630
Earnings per share of common stock (dollars)[5]	$14.08	9.55	24.05	0.32	3.66
Adjusted earnings per share of common stock (dollars)[5]	$14.08	9.41	23.89	2.52	3.98
Adjusted weighted-average diluted common shares outstanding (thousands)	398,953	402,618	402,119	406,045	407,903

Reconciliation of Segment Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
Midstream Pre-Tax Income	$702	785	2,078	697	2,179
Pre-tax adjustments:
Net gain on asset dispositions	—	—	—	—	(68)
Adjusted pre-tax income	$702	785	2,078	697	2,111
Chemicals Pre-Tax Income	$311	404	829	176	309
Pre-tax adjustments:
Lower-of-cost-or-market inventory adjustments	—	—	(29)	—	—
Adjusted pre-tax income	$311	404	800	176	309
Refining Pre-Tax Income (Loss)	$6,031	3,062	9,301	(518)	(1,096)
Pre-tax adjustments:
Impairments[1]	29	—	29	948	948
Legal accrual	—	24	24	—	33
Adjusted pre-tax income (loss)	$6,060	3,086	9,354	430	(115)
Marketing and Specialties Pre-Tax Income	$245	583	667	251	2,104
Pre-tax adjustments:
Net gain on asset dispositions[2]	—	(110)	(110)	(15)	(943)
Legal accrual[3]	—	41	61	241	241
Adjusted pre-tax income	$245	514	618	477	1,402

Exhibit 99.1

Renewable Fuels Pre-Tax Income (Loss)	$191	544	694	(43)	(361)
Pre-tax adjustments:
None	—	—	—	—	—
Adjusted pre-tax income (loss)	$191	544	694	(43)	(361)
Corporate and Other Pre-Tax Loss	$(372)	(407)	(1,230)	(364)	(1,168)
Pre-tax adjustments:
Impairments	—	—	—	—	21
Professional advisory fees	—	—	—	—	45
Adjusted pre-tax loss	$(372)	(407)	(1,230)	(364)	(1,102)

[1] Impairments recorded in the third quarter 2025 are related to our 50% equity investment in WRB Refining LP as a result of the definitive agreement entered into in September 2025, and closed on October 1, 2025 in the Refining segment.

[2] Net gain on dispositions in the second quarter of 2026 relates to the post-closing adjustments from the December 2025 sale of 65% of our interest in our Germany and Austria retail marketing business.

[3] Legal accrual primarily related to ongoing litigation with Propel Fuels, Inc.
4 We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate, but certain transactions may be partially exempt, which could result in a lower overall effective tax rate on these items. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance.

[5] When applicable, includes impacts from income allocated to participating securities.

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2026
	3Q	2Q
Reconciliation of Consolidated Net Income to Adjusted EBITDA Attributable to Phillips 66
Net Income	$5,639	3,879
Plus:
Income tax expense	1,469	1,092
Net interest expense	187	233
Depreciation and amortization	591	585
Phillips 66 EBITDA	$7,886	5,789
Special Item Adjustments (pre-tax):
Impairments	29	—
Net gain on asset dispositions	—	(110)
Legal accrual	—	65
Total Special Item Adjustments (pre-tax)	29	(45)
Change in Fair Value of NOVONIX Investment	3	6
Phillips 66 EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$7,918	5,750
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	7	14
Proportional share of selected equity affiliates net interest	9	11
Proportional share of selected equity affiliates depreciation and amortization	177	168
Adjusted EBITDA attributable to noncontrolling interests	(43)	(52)
Phillips 66 Adjusted EBITDA	$8,068	5,891

Reconciliation of Segment Income before Income Taxes to Adjusted EBITDA
Midstream Income before income taxes	$702	785
Plus:
Depreciation and amortization	291	284
Midstream EBITDA	$993	1,069
Special Item Adjustments (pre-tax):
None	—	—
Midstream EBITDA, Adjusted for Special Items	$993	1,069
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	1	2
Proportional share of selected equity affiliates net interest	3	3
Proportional share of selected equity affiliates depreciation and amortization	23	24
Adjusted EBITDA attributable to noncontrolling interests	(43)	(52)
Midstream Adjusted EBITDA	$977	1,046

Exhibit 99.1

Chemicals Income before income taxes	$311	404
Plus:
None	—	—
Chemicals EBITDA	$311	404
Special Item Adjustments (pre-tax):
None	—	—
Chemicals EBITDA, Adjusted for Special Items	$311	404
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	(1)	2
Proportional share of selected equity affiliates net interest	(3)	—
Proportional share of selected equity affiliates depreciation and amortization	116	122
Chemicals Adjusted EBITDA	$423	528
Refining Income before income taxes	$6,031	3,062
Plus:
Depreciation and amortization	218	221
Refining EBITDA	$6,249	3,283
Special Item Adjustments (pre-tax):
Impairments	29	—
Legal accrual	—	24
Refining EBITDA, Adjusted for Special Items	$6,278	3,307
Marketing and Specialties Income before income taxes	$245	583
Plus:
Depreciation and amortization	21	26
Marketing and Specialties EBITDA	$266	609
Special Item Adjustments (pre-tax):
Legal accrual	—	41
Net gain on asset dispositions	—	(110)
Marketing and Specialties EBITDA, Adjusted for Special Items	$266	540
Other Adjustments (pre-tax):
Proportional share of selected equity affiliates income taxes	7	10
Proportional share of selected equity affiliates net interest	9	8
Proportional share of selected equity affiliates depreciation and amortization	38	22
Marketing and Specialties Adjusted EBITDA	$320	580
Renewable Fuels Income before income taxes	$191	544
Plus:
Depreciation and amortization	24	24
Renewable Fuels EBITDA	$215	568
Special Item Adjustments (pre-tax):
None	—	—
Renewable Fuels EBITDA, Adjusted for Special Items	$215	568

Exhibit 99.1

Corporate and Other Loss before income taxes	$(372)	(407)
Plus:
Net interest expense	187	233
Depreciation and amortization	37	30
Corporate and Other EBITDA	$(148)	(144)
Special Item Adjustments (pre-tax):
None	—	—
Total Special Item Adjustments (pre-tax)	—	—
Change in Fair Value of NOVONIX Investment	3	6
Corporate EBITDA, Adjusted for Special Items and Change in Fair Value of NOVONIX Investment	$(145)	(138)

	Millions of Dollars Except as Indicated
	Sept. 30, 2026	June 30, 2026
Debt-to-Capital Ratio
Total Debt	$18,530	20,565
Total Equity	35,503	32,703
Debt-to-Capital Ratio	34%	39%

Total Debt	18,530	20,565
Less: Cash and Cash Equivalents	5,848	4,099
Net Debt	12,682	16,466

Net Debt-to-Capital Ratio	26%	33%

Exhibit 99.1

	Millions of Dollars Except as Indicated
	2026
	3Q	2Q
Reconciliation of Refining Income Before Income Taxes to Realized Refining Margins
Income before income taxes	$6,031	3,062
Plus:
Taxes other than income taxes	96	88
Depreciation, amortization and impairments	249	222
Selling, general and administrative expenses	55	25
Operating expenses	1,166	1,144
Equity in losses of affiliates	1	1
Other segment income, net	(161)	(63)
Proportional share of refining gross margins contributed by equity affiliates	15	20
Special items:
None	—	—
Realized refining margins	$7,452	4,499
Total processed inputs (thousands of barrels)	196,088	186,860
Income before income taxes (dollars per barrel)[1]	$30.76	16.39
Realized refining margins (dollars per barrel)[2]	$38.00	24.08
[1] Income before income taxes divided by total processed inputs.
[2] Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts.